Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

JUNE 30, 2011

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

JUNE 30, 2011

	Page		Page
Second Quarter Highlights	3	Debt Maturities	19
Investor Information	4	Common and Preferred Stock Data	20
Equity Research Coverage	5	Market Summary	21
Financial and Operating Highlights	6	Property Listing - Consolidated Portfolio	22-23
Capitalization Summary	7	Redevelopment and Development	24
Portfolio Summary	8	Property Listing - Unconsolidated Partnerships	25
Consolidated Balance Sheets	9	Lease Expirations	26
Consolidated Statements of Income	10	Expirations by Market	27
FFO	11	10 Largest Tenants	28
AFFO	12	Same Property Analysis	29
Reconciliation of EBITDA	13	Acquisitions	30
Reconciliation of Net Operating Income	14	Leasing Activity	31
Interest Expense	15	Tenant Improvements and Leasing Commissions	32
Coverage Ratios	16	Non-GAAP Financial Measure Definitions	33
Debt Summary	17	Property Definitions	34
Debt Analysis	18

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, general risks affecting the real estate industry, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, competition from other developers, owners and operators of real estate, adverse economic or real estate developments in the life science industry or the company’s target markets, the uncertainty of real estate development, construction and acquisition activity, the ability to complete or integrate acquisitions and developments successfully, reductions in asset valuations and related impairment charges, the availability and terms of financing and the use of debt to fund acquisitions and developments, the ability to refinance indebtedness as it comes due, failure to maintain the company’s investment grade credit ratings with the rating agencies, downturns in the national and local economies, increases in interest rates and volatility in securities markets, potential liability for uninsured losses and environmental contamination, the company’s dependence on key personnel whose continued service is not guaranteed, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All dollar amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

SECOND QUARTER HIGHLIGHTS

JUNE 30, 2011

•

Generated record total revenues for the third consecutive quarter of $106.8 million, up 14.9% from $92.9 million in the same period in 2010. Rental revenues for the quarter increased by 12.5% to $81.4 million from $72.4 million in the same period in 2010, also the highest in the company’s history for the third consecutive quarter.

•	Executed 20 leasing transactions representing approximately 602,500 square feet, the fifth consecutive quarter with an increase in total leasing volume:

•	Twelve new leases totaling approximately 500,100 square feet.

•	Eight lease renewals totaling approximately 102,400 square feet.

•	The current operating portfolio’s leased percentage was approximately 90.5% leased at quarter end.

•	Increased same property net operating income on a cash basis for the quarter by 6.8% and increased the same property leased percentage by 290 basis points as compared to the same period in 2010.

•

Acquired Ardsley Park, a life science campus in Ardsley, New York, for $18.0 million comprising approximately 160,500 square feet of laboratory and office space and 500,000 square feet of future redevelopment and development potential. Concurrently, the company announced the signing of a new 15-year lease with Acorda Therapeutics, Inc. for approximately 138,200 square feet of laboratory and office space. Pursuant to the lease agreement, BioMed will proceed on an extensive renovation of the property over the next twelve months, bringing the estimated total investment in the property upon lease commencement to approximately $36.0 million.

•

Acquired the 1701 / 1711 Research Boulevard property in Rockville, Maryland comprising approximately 104,700 square feet of existing office space for redevelopment and an additional 145,000 square feet of future development potential for a total investment of approximately $17.5 million.

•	Acquired 450 Kendall Street in Cambridge, Massachusetts comprising approximately 33,500 square feet of development potential in the Kendall Square area for $5.0 million.

•

Increased funds from operations (FFO) for the quarter to $42.1 million ($0.29 per diluted share), as compared to $33.1 million ($0.27 per diluted share) in the second quarter of 2010, an increase of 27.1%.

•

Increased adjusted funds from operations (AFFO) for the quarter to $38.3 million ($0.27 per diluted share), as compared to $30.0 million ($0.24 per diluted share) in the second quarter of 2010, an increase of 27.4%.

•	The company reported net income available to stockholders for the quarter of $3.6 million ($0.03 per diluted share), as compared to $4.2 million ($0.04 per diluted share) for the same period in 2010.

•	Added Robert M. Sistek as Vice President, Finance. Prior to joining BioMed, Mr. Sistek was Senior Vice President of Capital Markets at Coresite Realty Corporation.

About BioMed Realty Trust, Inc.

BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in properties comprising approximately 12.3 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, Maryland, San Diego, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

JUNE 30, 2011

Company Information
Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive San Diego, CA 92128	BMR BMR PrA	BNY Mellon Shareowner Services	New York Stock Exchange
(858) 485-9840		480 Washington Boulevard
(858) 485-9843 (fax)		Jersey City, NJ 07310-1900
(877) 296-3711
Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Karen A. Sztraicher	Bruce D. Steel
Chairman	Chairman and Chief Executive Officer	Senior Vice President,	Managing Director,
Barbara R. Cambon	R. Kent Griffin, Jr.	Asset Management	BioMed Ventures
	President and Chief Operating Officer	John P. Bonanno	Stephen A. Willey
Edward A. Dennis, Ph.D.	Gary A. Kreitzer	Senior Vice President,	Vice President,
	Executive Vice President,	Leasing & Development	Chief Accounting Officer
Richard I. Gilchrist	General Counsel and Director	Jonathan P. Klassen	Janice L. Kameir
	Matthew G. McDevitt	Vice President,	Vice President,
Gary A. Kreitzer	Executive Vice President,	Assistant General Counsel and	Human Resources
	Real Estate	Secretary	Robert M. Sistek
Theodore D. Roth	Greg N. Lubushkinppb	Kevin M. Simonsen	Vice President,
	Chief Financial Officer	Vice President,	Finance
M. Faye Wilson		Real Estate Counsel

Tentative Schedule for Quarterly Results
Third Quarter 2011	November 2, 2011
Fourth Quarter 2011	February 8, 2012
First Quarter 2012	May 2, 2012
Second Quarter 2012	August 1, 2012

EQUITY RESEARCH COVERAGE

JUNE 30, 2011

BMO Capital Markets	Richard C. Anderson / Mark Lutenski	(212) 885-4180 / (212) 885-4197	richard.anderson@bmo.com / mark.lutenski@bmo.com

Cowen & Company	James Sullivan / Michael Gorman	(646) 562-1380 / (646) 562-1381	james.sullivan@cowen.com / michael.gorman@cowen.com

Credit Suisse	Andrew Rosivach / Suzanne Kim	(415) 249-7942 / (415) 249-7943	andrew.rosivach@credit-suisse.com / suzanne.kim@credit-suisse.com

FBR Capital Markets	Sri Nagarajan / Evan Smith	(646) 885-5429 / (646) 885-5431	snagarajan@fbr.com / esmith@fbr.com

Green Street Advisors	John Stewart / Michael Knott	(949) 640-8780	jstewart@greenst.com / mknott@greenst.com

Jefferies & Co.	Omotayo Okusanya / Steven Benyik	(212) 336-7076 / (212) 707-6348	tokusanya@jefferies.com / sbenyik@jefferies.com

KeyBanc Capital Markets	Jordan Sadler / Craig Mailman	(917) 368-2280 / (917) 368-2316	jsadler@keybanccm.com / cmailman@keybanccm.com

Macquarie Capital (USA)	Rob Stevenson / Nicholas Yulico	(212) 231-8068 / (212) 231-8028	rob.stevenson@macquarie.com / nicholas.yulico@macquarie.com

Morgan Stanley	Paul Morgan / Chris Caton	(415) 576-2627 / (415) 576-2637	paul.b.morgan@morganstanley.com / chris.caton@morganstanley.com

Raymond James	Paul D. Puryear / William A. Crow	(727) 567-2253 / (727) 567-5294	paul.puryear@raymondjames.com / bill.crow@raymondjames.com

RBC Capital Markets	David Rodgers / Mike Carroll	(440) 715-2647 / (440) 715-2649	dave.rodgers@rbccm.com / michael.carroll@rbccm.com

Robert W. Baird & Co.	David Aubuchon / Justin Pelham-Webb	(314) 445-6520 / (314) 445-6515	daubuchon@rwbaird.com / jpelham-webb@rwbaird.com

Stifel, Nicolaus & Company, Inc.	John W. Guinee / Erin Aslakson	(443) 224-1307 / (443) 224-1350	jwguinee@stifel.com / aslaksone@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities, LLC	Brendan Maiorana / Young Ku	(443) 263-6516 / (443) 263-6564	brendan.maiorana@wachovia.com / young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

JUNE 30, 2011

(In thousands, except per share and ratio amounts)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Selected Operating Data
Total revenues	$106,798	$105,545	$105,036	$95,733	$92,912
EBITDA (1)	64,441	62,247	63,491	55,587	53,696
Adjusted EBITDA (1)	68,750	66,595	67,910	59,932	58,032
Net operating income - cash basis (2)	72,485	73,130	72,390	59,960	59,718
General and administrative expense	7,519	7,421	6,379	6,805	6,449
Acquisition related expenses	334	320	665	420	1,819
Interest expense	23,457	21,316	21,526	21,589	21,870
Capitalized interest	1,817	1,494	1,305	1,191	1,301
Interest incurred including swap payments (3)	25,266	22,862	22,854	22,791	23,411
Operating margin (4)	70.4%	70.2%	70.1%	69.3%	72.2%
General and administrative expense / Total revenues	7.0%	7.0%	6.1%	7.1%	6.9%
Net income available to common stockholders	3,638	5,530	8,521	4,832	4,199
Net income per share - diluted	$0.03	$0.04	$0.06	$0.04	$0.04
FFO - diluted (5)	42,114	42,073	43,581	35,220	33,137
FFO per share - diluted (5)	$0.29	$0.29	$0.30	$0.28	$0.27
AFFO (5)	38,277	42,977	40,609	30,332	30,038
AFFO per share - diluted (5)	$0.27	$0.30	$0.28	$0.24	$0.24
Dividend per share - common stock	$0.20	$0.20	$0.17	$0.17	$0.15
FFO payout ratio (6)	69.0%	69.0%	56.7%	60.7%	55.6%
AFFO payout ratio (6)	74.1%	66.7%	60.7%	70.8%	62.5%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 33. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 13.
(2)	For definitions and discussion of net operating income - cash basis, see page 14.
(3)	Includes interest paid on cash flow hedges classified as accumulated other comprehensive loss. Excludes ineffectiveness recognized on derivative instruments.
(4)	See page 14 for detail.
(5)	For definitions and discussion of FFO and AFFO, see page 33. For a quantitative reconciliation of the differences between FFO, AFFO and net income available to common stockholders, see pages 11 and 12.
(6)	See page 11 for detail of the FFO payout ratio and page 12 for detail of the AFFO payout ratio.

CAPITALIZATION SUMMARY

JUNE 30, 2011

(In thousands, except per share and ratio amounts)

		6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Capitalization:
Total common shares outstanding		131,260	131,240	131,047	130,831	113,578
Total units outstanding (1)		2,980	2,989	3,001	3,001	3,001

Total common shares and units outstanding		134,240	134,229	134,048	133,832	116,579
Common share price at quarter end		$19.24	$19.02	$18.65	$17.92	$16.09

Equity value at quarter end		$2,582,770	$2,553,027	$2,499,990	$2,398,274	$1,875,763
Preferred stock at liquidation value		230,000	230,000	230,000	230,000	230,000
Consolidated debt		1,590,049	1,525,825	1,494,567	1,120,820	1,281,237

Total capitalization		$4,402,819	$4,308,852	$4,224,557	$3,749,094	$3,387,000

Debt / Total assets		39.8%	38.5%	37.7%	31.4%	37.4%
Debt / Total capitalization		36.1%	35.4%	35.4%	29.9%	37.8%
Coverage ratios (2):
Debt / Adjusted EBITDA		5.8	5.7	5.5	4.7	5.5
Interest coverage		3.2	3.4	3.5	3.1	2.9
Fixed charge coverage		2.5	2.6	2.7	2.3	2.2
Total consolidated debt:
Secured debt / Total assets		15.6%	15.9%	16.6%	18.5%	19.4%
Floating rate debt / Total debt		7.6%	3.3%	26.3%	1.3%	13.3%
Adjusted floating rate debt / Total debt		0.0%	0.0%	16.2%	0.0%	1.6%
Unencumbered real estate / Total real estate		69.6%	68.1%	66.7%	63.0%	61.3%
Unencumbered CABR / Total CABR (3)		70.5%	69.4%	68.7%	64.8%	64.8%
Unsecured line of credit capacity (4)		$591,000	$661,200	$319,750	$698,150	$537,806

	Requirements
Bond covenants (5):
Total outstanding debt / Total assets	Must be≤ 60%	37.4%	36.5%	36.1%	29.7%	35.4%
Secured debt / Total assets	Must be ≤ 40%	14.6%	15.0%	15.8%	17.4%	18.2%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	2.8	2.7	3.1	2.6	2.5
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	312%	327%	339%	536%	373%
Unencumbered assets / Unsecured debt - Notes due 2016	Must be ≥ 150%	307%	321%	—	—	—

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 33. See page 16 for the calculation of interest and fixed charge coverage ratios. See page 13 for calculation of Adjusted EBITDA.
(3)	For discussion of current annualized base rent (CABR), see page 21.
(4)	Subsequent to quarter end, the company entered into a new $750 million unsecured line of credit which has a maturity date of July 13, 2015, replacing the previously existing $720 million unsecured line of credit.
(5)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010 and March 31, 2011, respectively. The covenants for the unsecured senior notes due 2020 and unsecured senior notes due 2016 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

JUNE 30, 2011

	Gross Book Value	Buildings	Rentable Square Feet	Percent Leased (1)
	(In thousands)
Stabilized (2)	$2,713,832	93	6,761,208	99.2%
Lease up (2)	677,612	31	2,634,383	55.8%

Current operating portfolio	3,391,444	124	9,395,591	90.5%

Long-term lease up (3)	307,093	10	1,389,517	50.5%

Total operating portfolio	$3,698,537	134	10,785,108	87.2%

	Gross Book Value	Buildings	Rentable Square Feet	Percent Leased (1)
	(In thousands)
Redevelopment (4)	$42,518	9	357,817	57.1%
Development (4)	65,958	1	176,000	100.0%
Unconsolidated partnership portfolio (5)	55,313	7	954,558	53.7%
Development potential (4)	173,439	—	3,506,937	—

Total portfolio	$4,035,765	151	15,780,420

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 22-23 for detail of consolidated portfolio and page 34 for definitions of terms.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.
(5)	See page 25 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2011

(In thousands)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Assets
Investments in real estate, net	$3,584,259	$3,538,560	$3,536,114	$3,207,957	$3,075,150
Investments in unconsolidated partnerships	55,313	56,287	57,265	58,565	59,459
Cash and cash equivalents	12,033	19,351	21,467	20,687	21,339
Restricted cash	6,614	6,687	9,971	12,384	11,547
Accounts receivable, net	2,486	7,358	5,874	7,333	2,859
Accrued straight-line rents, net	116,896	110,981	106,905	102,567	96,298
Acquired above-market leases, net	26,340	28,069	30,566	3,796	2,436
Deferred leasing costs, net	123,299	121,658	125,060	88,828	80,373
Deferred loan costs, net	12,325	13,473	11,499	12,394	12,825
Other assets	53,285	56,656	55,033	58,042	65,935

Total assets	$3,992,850	$3,959,080	$3,959,754	$3,572,553	$3,428,221

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$623,121	$629,640	$657,922	$662,522	$664,867
Exchangeable senior notes, net	199,706	199,613	199,522	199,432	201,396
Unsecured senior notes, net	645,246	645,081	247,571	247,523	247,475
Unsecured line of credit	121,200	51,000	392,450	14,050	170,500
Security deposits	11,571	11,585	11,749	10,883	10,352
Dividends and distributions payable	31,089	31,086	27,029	26,992	21,728
Accounts payable, accrued expenses and other liabilities	79,274	88,116	98,826	75,319	50,720
Derivative instruments	580	2,231	3,826	5,453	6,631
Acquired below-market leases, net	7,201	7,565	7,963	8,031	9,039

Total liabilities	1,718,988	1,665,917	1,646,858	1,250,205	1,382,708
Equity:
Stockholders’ equity:
Preferred stock	222,413	222,413	222,413	222,413	222,413
Common stock	1,313	1,312	1,310	1,308	1,136
Additional paid-in capital	2,371,762	2,369,922	2,371,488	2,369,952	2,079,153
Accumulated other comprehensive loss	(66,880)	(68,908)	(70,857)	(73,840)	(77,049)
Dividends in excess of earnings	(264,507)	(241,894)	(221,176)	(207,419)	(190,010)

Total stockholders’ equity	2,264,101	2,282,845	2,303,178	2,312,414	2,035,643
Noncontrolling interests	9,761	10,318	9,718	9,934	9,870

Total equity	2,273,862	2,293,163	2,312,896	2,322,348	2,045,513

Total liabilities and equity	$3,992,850	$3,959,080	$3,959,754	$3,572,553	$3,428,221

CONSOLIDATED STATEMENTS OF INCOME

JUNE 30, 2011

(In thousands, except share and per share data)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Revenues:
Rental	$81,436	$80,217	$79,157	$72,971	$72,380
Tenant recoveries	24,821	24,581	23,580	22,723	20,273
Other income	541	747	2,299	39	259

Total revenues	106,798	105,545	105,036	95,733	92,912

Expenses:
Rental operations	21,162	20,517	20,935	19,998	17,077
Real estate taxes	10,338	10,681	9,745	9,408	8,703
Depreciation and amortization	35,788	33,835	32,196	27,774	26,469
General and administrative	7,519	7,421	6,379	6,805	6,449
Acquisition related expenses	334	320	665	420	1,819

Total expenses	75,141	72,774	69,920	64,405	60,517

Income from operations	31,657	32,771	35,116	31,328	32,395
Equity in net loss of unconsolidated partnerships	(466)	(648)	(958)	(308)	(100)
Interest income	79	125	46	55	51
Interest expense	(23,457)	(21,316)	(21,526)	(21,589)	(21,870)
Gain/(loss) on derivative instruments	383	(1,011)	181	(287)	(497)
(Loss)/gain on extinguishment of debt	(249)	(43)	81	(22)	(1,444)

Net income	7,947	9,878	12,940	9,177	8,535
Net income attributable to noncontrolling interests	(68)	(107)	(178)	(104)	(95)

Net income attributable to Company	7,879	9,771	12,762	9,073	8,440
Preferred stock dividends	(4,241)	(4,241)	(4,241)	(4,241)	(4,241)

Net income available to common stockholders	$3,638	$5,530	$8,521	$4,832	$4,199

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.03	$0.04	$0.06	$0.04	$0.04

Weighted-average common shares outstanding:
Basic	129,858,098	129,771,733	129,599,798	112,910,694	109,707,274

Diluted	132,840,932	132,764,842	132,601,048	115,911,944	113,956,077

FFO (1)

JUNE 30, 2011

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Reconciliation of net income available to common stockholders to funds from operations (FFO):
Net income available to common stockholders	$3,638	$5,530	$8,521	$4,832	$4,199
Adjustments:
Noncontrolling interests in operating partnership	82	125	188	122	109
Depreciation & amortization - unconsolidated partnerships	944	921	1,014	835	694
Depreciation & amortization - consolidated entities	35,788	33,835	32,196	27,774	26,469
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(26)	(26)	(26)	(24)	(22)

FFO	$40,426	$40,385	$41,893	$33,539	$31,449

FFO per share	$0.30	$0.30	$0.31	$0.29	$0.28

FFO	$40,426	$40,385	$41,893	$33,539	$31,449
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,681	1,688

FFO - diluted	$42,114	$42,073	$43,581	$35,220	$33,137

FFO per share diluted (2)	$0.29	$0.29	$0.30	$0.28	$0.27

Dividends and distributions declared per common share	$0.20	$0.20	$0.17	$0.17	$0.15

FFO payout ratio	69.0%	69.0%	56.7%	60.7%	55.6%

Weighted-average common shares and units outstanding diluted (3)	134,236,306	134,253,266	133,905,635	117,139,883	113,956,077
Dilutive effect of exchangeable senior notes due 2030 (2)	10,017,858	9,914,076	9,914,076	9,914,076	9,914,076

Weighted-average common shares and units outstanding diluted - FFO	144,254,164	144,167,342	143,819,711	127,053,959	123,870,153

(1)	For definitions and discussion of FFO see page 33.
(2)	The calculation of FFO per share diluted includes the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculation of FFO per diluted share.
(3)	The three months ended June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010 include 1,395,374, 1,488,424, 1,304,587 and 1,227,939 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

AFFO (1)

JUNE 30, 2011

(In thousands, except per share and ratio amounts)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Reconciliation of FFO to adjusted funds from operations (AFFO):
FFO - diluted	$42,114	$42,073	$43,581	$35,220	$33,137
Adjustments:
Recurring capital expenditures and tenant improvements (2)	(4,520)	(2,045)	(2,867)	(3,208)	(1,817)
Leasing commissions	(1,140)	(889)	(887)	(873)	(743)
(Gain)/loss on extinguishment of debt	(112)	(398)	(81)	22	1,444
(Gain)/loss on derivative instruments	(383)	1,011	(181)	287	497
Non-cash adjustment for marketable securities	825	—	—	—	—
Amortization of deferred interest costs	1,760	1,765	1,771	1,776	1,781
Amortization of deferred loan costs	1,153	1,058	1,080	1,039	1,040
Amortization of fair-value of debt acquired	(427)	(497)	(522)	(476)	(474)
Amortization of debt discounts	259	141	137	179	208
Amortization of lease incentives	553	518	587	587	535
Depreciation included in general and administrative expense	392	386	376	363	359
Non-cash equity compensation	1,785	1,871	1,673	1,802	1,725
Straight line rents	(5,948)	(4,159)	(5,629)	(6,113)	(7,151)
Share of unconsolidated partnership adjustments (3)	(9)	42	146	423	433
Fair-value lease revenue	1,975	2,100	1,425	(696)	(936)

AFFO	$38,277	$42,977	$40,609	$30,332	$30,038

AFFO per share - diluted	$0.27	$0.30	$0.28	$0.24	$0.24

Dividends and distributions declared per common share	$0.20	$0.20	$0.17	$0.17	$0.15

AFFO payout ratio	74.1%	66.7%	60.7%	70.8%	62.5%

(1)	For definitions and discussion of AFFO see page 33.
(2)	Excludes value-enhancing / first generation capital expenditures and tenant improvements.
(3)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

RECONCILIATION OF EBITDA (1)

JUNE 30, 2011

(In thousands)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Reconciliation of net income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA):
Net income available to common stockholders	$3,638	$5,530	$8,521	$4,832	$4,199
Interest expense	23,457	21,316	21,526	21,589	21,870
Interest expense - unconsolidated partnerships	614	645	234	557	464
Depreciation & amortization - consolidated entities	35,788	33,835	32,196	27,774	26,469
Depreciation & amortization - unconsolidated partnerships	944	921	1,014	835	694

EBITDA	64,441	62,247	63,491	55,587	53,696
Noncontrolling interests	68	107	178	104	95
Preferred dividends	4,241	4,241	4,241	4,241	4,241

Adjusted EBITDA	$68,750	$66,595	$67,910	$59,932	$58,032

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 33.

RECONCILIATION OF NET OPERATING INCOME (1)

JUNE 30, 2011

(In thousands, except ratio amounts)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Net income	$7,947	$9,878	$12,940	$9,177	$8,535
Equity in net loss of unconsolidated partnerships	466	648	958	308	100
Interest expense	23,457	21,316	21,526	21,589	21,870
Interest income	(79)	(125)	(46)	(55)	(51)
(Gain)/loss on derivative instruments	(383)	1,011	(181)	287	497
Loss/(gain) on extinguishment of debt	249	43	(81)	22	1,444

Income from operations	31,657	32,771	35,116	31,328	32,395
Depreciation and amortization	35,788	33,835	32,196	27,774	26,469
General and administrative	7,519	7,421	6,379	6,805	6,449
Acquisition related expenses	334	320	665	420	1,819

Consolidated net operating income	$75,298	$74,347	$74,356	$66,327	$67,132

Revenues:
Rental	$81,436	$80,217	$79,157	$72,971	$72,380
Tenant recoveries	24,821	24,581	23,580	22,723	20,273
Other income	541	747	2,299	39	259

Total revenues	106,798	105,545	105,036	95,733	92,912
Expenses:
Rental operations	21,162	20,517	20,935	19,998	17,077
Real estate taxes	10,338	10,681	9,745	9,408	8,703

Total operating expenses	31,500	31,198	30,680	29,406	25,780

Consolidated net operating income	$75,298	$74,347	$74,356	$66,327	$67,132

Consolidated net operating income - cash basis (2)	$72,485	$73,130	$72,390	$59,960	$59,718

Operating margin (3)	70.4%	70.2%	70.1%	69.3%	72.2%
Operating expense recovery (4)	78.8%	78.8%	76.9%	77.3%	78.6%

(1)	For a definition and discussion of net operating income, see page 33.
(2)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense).
(3)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations - real estate taxes) / (rental revenues + tenant recovery revenues)).
(4)	Operating expense recovery is calculated as (tenant recovery revenues / (rental operations + real estate taxes)).

INTEREST EXPENSE

JUNE 30, 2011

(In thousands)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Mortgage notes payable	$11,130	$11,377	$11,829	$11,838	$11,845
Secured term loan	—	—	—	—	222
Exchangeable senior notes	1,910	1,911	1,911	1,915	2,132
Unsecured senior notes	7,635	3,914	3,827	3,829	2,637
Unsecured line of credit	558	1,496	1,101	1,004	933
Derivative instruments	1,296	1,645	1,697	1,676	2,847

Interest expense - cash basis	$22,529	$20,343	$20,365	$20,262	$20,616

Non cash interest expense
Amortization of fair-value of debt acquired	(427)	(497)	(522)	(476)	(474)
Amortization of debt discount	259	141	137	179	208
Amortization of deferred loan costs	1,153	1,058	1,080	1,039	1,040
Amortization of deferred interest costs	1,760	1,765	1,771	1,776	1,781
Capitalized interest	(1,817)	(1,494)	(1,305)	(1,191)	(1,301)

Interest expense	$23,457	$21,316	$21,526	$21,589	$21,870

COVERAGE RATIOS (1)

JUNE 30, 2011

(In thousands, except ratio amounts)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Interest coverage ratio
Adjusted EBITDA	$68,750	$66,595	$67,910	$59,932	$58,032
Interest expense:
Interest expense	23,457	21,316	21,526	21,589	21,870
Interest expense - unconsolidated partnerships	614	645	234	557	464
Amortization of deferred interest costs	(1,760)	(1,765)	(1,771)	(1,776)	(1,781)
Amortization of deferred loan costs	(1,153)	(1,058)	(1,080)	(1,039)	(1,040)
Amortization of debt discount	(259)	(141)	(137)	(179)	(208)
Amortization of fair-value of debt acquired	427	497	522	476	474

Total interest expense	$21,326	$19,494	$19,294	$19,628	$19,779

Interest coverage ratio	3.2	3.4	3.5	3.1	2.9

Fixed charge coverage ratio
Adjusted EBITDA	$68,750	$66,595	$67,910	$59,932	$58,032
Fixed charges:
Interest expense	23,457	21,316	21,526	21,589	21,870
Interest expense - unconsolidated partnerships	614	645	234	557	464
Amortization of deferred interest costs	(1,760)	(1,765)	(1,771)	(1,776)	(1,781)
Amortization of deferred loan costs	(1,153)	(1,058)	(1,080)	(1,039)	(1,040)
Amortization of debt discount	(259)	(141)	(137)	(179)	(208)
Amortization of fair-value of debt acquired	427	497	522	476	474
Principal payments	1,771	1,825	1,912	1,868	1,834
Preferred dividends	4,241	4,241	4,241	4,241	4,241

Total fixed charges	$27,338	$25,560	$25,447	$25,737	$25,854

Fixed charge coverage ratio	2.5	2.6	2.7	2.3	2.2

(1)	For a discussion of coverage ratios, see page 33.

DEBT SUMMARY

JUNE 30, 2011

(Dollars in thousands)

				Unamortized
	Stated	Effective	Principal	Premium /	Carrying	Maturity
Consolidated Debt:	Rate	Rate	Balance	(Discount)	Value	Date
Mortgage Notes Payable:
Center for Life Science | Boston	7.75%	7.75%	$343,896	$—	$343,896	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	63,261	3,075	66,336	12/18
6828 Nancy Ridge Drive	7.15%	5.38%	6,430	144	6,574	09/12
Shady Grove Road	5.97%	5.97%	147,000	—	147,000	09/16
Sidney Street	7.23%	5.11%	26,907	545	27,452	06/12
Sorrento West	7.42%	2.72%	13,112	254	13,366	11/11
9865 Towne Centre Drive (1)	7.95%	7.95%	17,528	—	17,528	n/a	(1)
900 Uniqema Boulevard	8.61%	5.61%	915	54	969	05/15

Total / Weighted Average on Fixed Rate Mortgages	7.16%	6.85%	619,049	4,072	623,121
Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2026	4.50%	6.45%	19,800	(94)	19,706	10/26
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30

Subtotal / Weighted Average on Unsecured Exchangeable Senior Notes	3.82%	4.02%	199,800	(94)	199,706
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(2,424)	397,576	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(2,330)	247,670	04/20

Subtotal / Weighted Average on Unsecured Senior Notes	4.73%	4.87%	650,000	(4,754)	645,246

Total / Weighted Average on Fixed Rate Debt	5.63%	5.59%	1,468,849	(776)	1,468,073
Variable Rate Debt:
Unsecured Line of Credit (2)	1.29%	1.29%	121,200	—	121,200	07/15

Total / Weighted Average Variable Rate Debt	1.29%	1.29%	121,200	—	121,200

Total / Weighted Average Consolidated Debt	5.30%	5.26%	$1,590,049	$(776)	$1,589,273

Share of Unconsolidated Partnership Debt:
PREI Secured Loan (20%) (variable)	3.69%	3.69%	$40,650	$—	$40,650	02/12
PREI Secured Construction Loan (20%) (variable)	1.70%	1.70%	41,128	—	41,128	08/11

Total / Weighted Average Share of Unconsolidated Partnership Debt	2.69%	2.69%	81,778	—	81,778

Total / Weighted Average Consolidated and Share of Unconsolidated Partnership Debt	5.17%	5.13%	$1,671,827	$(776)	$1,671,051

(1)	Subsequent to quarter end, the 9865 Towne Centre Drive note was voluntarily prepaid in full prior to its scheduled maturity.
(2)	Subsequent to quarter end, the company entered into a new $750 million unsecured line of credit which has a maturity date of July 13, 2015, replacing the previously existing $720 million unsecured line of credit.

DEBT ANALYSIS

JUNE 30, 2011

(Dollars in thousands)

Secured and Unsecured Debt Analysis
			Weighted	Weighted
		Percentage	Average	Average
	Principal	of Principal	Stated	Effective
	Balance	Balance	Interest Rate	Interest Rate
Secured debt	$619,049	38.9%	7.16%	6.85%
Unsecured debt	971,000	61.1%	4.11%	4.81%

Total consolidated debt	$1,590,049	100.0%	5.30%	5.60%

Fixed and Variable Rate Debt Analysis
			Weighted	Weighted
		Percentage	Average	Average
	Principal	of Principal	Stated	Effective
	Balance	Balance	Interest Rate	Interest Rate
Fixed rate debt	$1,468,849	92.4%	5.63%	5.59%
Variable rate debt - hedged	121,200	7.6%	1.29%	5.80%

Total consolidated debt	$1,590,049	100.0%	5.30%	5.60%

DEBT MATURITIES

JUNE 30, 2011

(In thousands)

Weighted average debt maturity is 6.6 years for consolidated debt.

	2011	2012	2013	2014	2015	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$17,103	$40,768	$25,370	$339,020	$6,253	$190,535	$619,049
Unsecured exchangeable senior notes due 2026 (1)	—	—	—	—	—	19,800	19,800
Unsecured exchangeable senior notes due 2030 (2)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	—	—	400,000	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000

Total fixed rate debt	17,103	40,768	25,370	339,020	6,253	1,040,335	1,468,849
Variable rate debt:
Unsecured line of credit (3)	—	—	—	—	121,200	—	121,200

Total variable rate debt	—	—	—	—	121,200	—	121,200

Total consolidated debt	$17,103	$40,768	$25,370	$339,020	$127,453	$1,040,335	$1,590,049

Share of unconsolidated partnership debt:
PREI secured loan (20%) (variable)	$—	$40,650	$—	$—	$—	$—	$40,650
PREI secured construction loan (20%) (variable)	41,128	—	—	—	—	—	41,128

Share of total unconsolidated partnership debt	$41,128	$40,650	$—	$—	$—	$—	$81,778

Total consolidated and share of unconsolidated partnership debt	$58,231	$81,418	$25,370	$339,020	$127,453	$1,040,335	$1,671,827

(1)	The holders of the unsecured exchangeable senior notes due 2026 (the “2026 Notes”) have the right to require the Company to repurchase the 2026 Notes, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2026 Notes plus accrued and unpaid interest.
(2)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.
(3)	Reflects maturity date of July 13, 2015 for the company’s new $750 million unsecured line of credit entered into subsequent to quarter end, which replaces the company’s previously existing $720 million unsecured line of credit.

COMMON AND PREFERRED STOCK DATA

JUNE 30, 2011

(Shares in thousands)

SUMMARY OF COMMON SHARES

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Earnings per share
Weighted average common shares outstanding	129,858	129,772	129,600	112,911	109,707
Weighted average OP and LTIP units outstanding	2,983	2,993	3,001	3,001	3,019
Dilutive effect of restricted stock	—	—	—	—	1,230

Diluted common shares - EPS	132,841	132,765	132,601	115,912	113,956

Funds from operations
Weighted average common shares outstanding	129,858	129,772	129,600	112,911	109,707
Weighted average OP and LTIP units outstanding	2,983	2,993	3,001	3,001	3,019
Dilutive effect of restricted stock	1,395	1,488	1,305	1,228	1,230
Dilutive effect of exchangeable senior notes due 2030	10,018	9,914	9,914	9,914	9,914

Diluted common shares - FFO	144,254	144,167	143,820	127,054	123,870

Closing common shares, OP and LTIP units outstanding	134,240	134,229	134,048	133,832	116,579
Preferred shares outstanding	9,200	9,200	9,200	9,200	9,200
High price	$20.86	$19.19	$19.50	$19.25	$19.50
Low price	$18.14	$16.72	$16.64	$14.79	$15.04
Average closing price	$19.31	$17.92	$18.21	$17.52	$17.39
Closing price	$19.24	$19.02	$18.65	$17.92	$16.09
Dividends per share - annualized	$0.80	$0.80	$0.68	$0.68	$0.60
Closing dividend yield - annualized	4.2%	4.2%	3.6%	3.8%	3.7%

DIVIDENDS PER SHARE

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Common Stock - BMR
Amount	$0.20	$0.20	$0.17	$0.17	$0.15
Declared	June 15, 2011	March 14, 2011	December 15, 2010	September 15, 2010	June 15, 2010
Record	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Paid	July 15, 2011	April 15, 2011	January 17, 2011	October 15, 2010	July 15, 2010
Preferred Stock - BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	June 15, 2011	March 14, 2011	December 15, 2010	September 15, 2010	June 15, 2010
Record	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Paid	July 15, 2011	April 15, 2011	January 17, 2011	October 15, 2010	July 15, 2010

MARKET SUMMARY

JUNE 30, 2011

		Current (1)			Expiration (2)
				Annualized			Annualized
	Leased		Percent of	Base Rent		Percent of	Base Rent
	Square	Annualized	Annualized	per Leased	Annualized	Annualized	per Leased
Market	Feet	Base Rent	Base Rent	Sq Ft	Base Rent	Base Rent	Sq Ft
		(In thousands)			(In thousands)
Boston	2,296,700	$127,470	34.0%	$55.50	$134,246	30.5%	$58.45
San Francisco	1,916,994	59,437	15.8%	31.01	75,014	17.1%	39.13
Maryland	1,512,126	57,224	15.3%	37.84	72,601	16.5%	48.01
San Diego	1,732,143	55,618	14.8%	32.11	69,101	15.7%	39.89
New York / New Jersey	1,233,314	40,854	10.9%	33.13	51,030	11.6%	41.38
Pennsylvania	651,740	14,737	3.9%	22.61	15,944	3.6%	24.46
Seattle	197,473	8,720	2.3%	44.16	9,858	2.2%	49.92
University Related - Other	381,390	11,103	3.0%	29.11	12,136	2.8%	31.82

Total portfolio / weighted average	9,921,880	$375,163	100.0%	$37.81	$439,930	100.0%	$44.34

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension options(s)), multiplied by 12 months.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

JUNE 30, 2011

					Feet	Percent of	Leased
			Property		Rentable	Rentable	Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Square	Sq Ft	Feet	6/30/11	3/31/11
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.7%	75,003	100.0%	100.0%
2	Center for Life Science?Boston	November 17, 2006	Stabilized	1	704,159	6.8%	689,534	97.9%	95.6%
3	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
4	Coolidge Avenue	April 5, 2005	Lease Up	1	37,400	0.3%	12,972	34.7%	34.7%
5	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
6	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.9%	100,854	100.0%	100.0%
7	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447Stalls	n/a	n/a
8	Fresh Pond Research Park	April 5, 2005	Lease Up	6	90,702	0.8%	19,453	21.4%	21.4%
9	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	3.1%	344,097	98.5%	98.5%
10	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.7%	298,871	98.7%	98.7%
11	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.7%	191,904	100.0%	100.0%
12	Vassar Street	May 31, 2005	Lease Up	1	61,011	0.5%	28,061	46.0%	46.0%

	Total Boston			18	2,009,816	18.3%	1,857,288	92.4%	91.6%

	San Francisco
13	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.5%	55,588	100.0%	100.0%
14	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.6%	27,620	38.1%	38.1%
15	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.6%	183,344	100.0%	100.0%
16	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.8%	176,616	87.6%	92.6%
17	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	50.0%
18	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.4%	44,000	100.0%	100.0%
19	Forbes Boulevard	September 5, 2007	Lease Up	1	240,000	2.1%	121,008	50.4%	50.4%
20	Gateway Business Park	October 26, 2010	Stabilized	7	284,013	2.5%	284,013	100.0%	100.0%
21	Industrial Road	August 17, 2004	Lease Up	1	171,965	1.5%	144,105	83.8%	83.8%
22	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.8%	49,915	56.8%	56.8%
23	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.7%	—	—	—
24	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.8%	333,641	50.5%	50.5%
25	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.7%	263,543	62.3%	—
26	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.8%	204,887	100.0%	100.0%

	Total San Francisco			33	2,985,734	26.2%	1,916,994	64.2%	52.9%

	Maryland
27	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.7%	77,225	100.0%	100.0%
28	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.6%	289,912	100.0%	100.0%
29	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.5%	51,181	100.0%	100.0%
30	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.1%	122,600	100.0%	100.0%
31	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,574	0.8%	—	—	100.0%
32	1701 / 1711 Research Blvd	May 9, 2011	Redevelopment	1	104,743	0.9%	104,743	100.0%	n/a
33	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.6%	635,058	100.0%	100.0%
34	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.8%	91,592	100.0%	100.0%
35	50 West Watkins Mill Road	May 7, 2010	Stabilized	1	57,410	0.5%	57,410	100.0%	100.0%
36	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.7%	82,405	100.0%	100.0%

	Total Maryland			16	1,604,700	14.2%	1,512,126	94.2%	100.0%

	San Diego
37	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
38	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
39	4570 Executive Drive	September 17, 2010	Stabilized	1	125,219	1.1%	125,219	100.0%	100.0%
40	4775 / 4785 Executive Drive	July 15, 2010	Lease Up	1	62,896	0.6%	—	—	—
41	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.3%	28,704	100.0%	100.0%
42	Gazelle Court	March 30, 2010	Development	1	176,000	1.6%	176,000	100.0%	100.0%
43	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
44	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	28,651	39.7%	29.7%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

JUNE 30, 2011

					Feet	Percent of	Leased
			Property		Rentable	Rentable	Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Square	Sq Ft	Feet	6/30/11	3/31/11
	San Diego (Continued)
45	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.7%	196,557	100.0%	100.0%
46	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.4%	42,138	100.0%	100.0%
47	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.6%	66,745	100.0%	100.0%
48	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.6%	59,731	87.8%	87.8%
49	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.9%	73,432	69.7%	83.8%
50	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
51	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.5%	53,740	100.0%	100.0%
52	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.3%	31,184	100.0%	100.0%
53	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.5%	54,924	100.0%	100.0%
54	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
55	Sorrento West	October 15, 2010	Stabilized	8	163,799	1.4%	161,037	98.3%	98.3%
56	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.7%	81,204	100.0%	100.0%
57	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.8%	94,866	100.0%	100.0%
58	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.9%	104,870	100.0%	100.0%
59	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%

	Total San Diego			36	1,808,678	15.8%	1,659,280	91.7%	92.2%

	New York / New Jersey
60	Ardsley Park	June 23, 2011	Redevelopment	5	160,500	1.4%	160,500	100.0%	n/a
61	Graphics Drive	March 17, 2005	Stabilized	1	72,300	0.6%	64,960	90.0%	90.0%
62	Landmark at Eastview	August 12, 2004	Lease Up	5	759,910	6.7%	647,334	85.2%	87.4%
63	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	3.2%	360,520	100.0%	100.0%
64	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			15	1,402,651	12.3%	1,233,314	87.9%	87.7%

	Pennsylvania
65	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	59.7%
66	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
67	King of Prussia	August 11, 2004	Stabilized	5	374,387	3.3%	374,387	100.0%	87.7%
68	Phoenixville Pike	May 5, 2005	Stabilized	1	104,400	0.9%	99,878	95.7%	95.7%
69	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.7%	66,932	87.4%	87.4%
70	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
71	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	100.0%

	Total Pennsylvania			11	725,712	6.3%	651,740	89.8%	90.0%

	Seattle
72	Elliott Avenue	August 24, 2004	Lease Up	1	154,341	1.4%	—	—	—
73	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
74	530 Fairview Avenue	January 12, 2006	Lease Up	1	96,188	0.8%	81,632	84.9%	84.9%
75	Monte Villa Parkway	August 17, 2004	Stabilized	1	51,000	0.5%	51,000	100.0%	100.0%
76	217th Place	November 21, 2006	Lease Up	1	67,799	0.6%	42,628	62.9%	62.9%

	Total Seattle			5	391,541	3.5%	197,473	50.4%	50.4%

	University Related - Other
77	Lucent Drive	May 31, 2005	Stabilized	1	21,500	0.2%	21,500	100.0%	100.0%
78	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
79	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
80	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.7%	78,023	100.0%	100.0%
81	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.3%	149,984	100.0%	100.0%
82	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.3%	30,589	100.0%	100.0%

	Total University Related - Other			10	390,093	3.4%	381,390	97.8%	97.8%

	Total / weighted average			144	11,318,925	100.0%	9,409,605	83.1%	80.3%

(1)	For a definition of Property Status, see page 34.
(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

REDEVELOPMENT AND DEVELOPMENT

JUNE 30, 2011

(Dollars in thousands)

						Estimated	Estimated
		Rentable	Percent	Percent	Investment	Total	In-Service
Property	Market	Square Feet	Leased	In Service	to Date (1)	Investment (2)	Date (3)
REDEVELOPMENT:
9708-9714 Medical Center Drive	Maryland	92,574	—	—	$18,100	$29,000	Q1 2012
Ardsley Park	New York / New Jersey	160,500	100.0%	—	18,000	36,000	Q2 2013
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	—	12,000	25,700	TBD

Total / weighted average		357,817	74.1%	—	$48,100	$90,700

DEVELOPMENT:
Gazelle Court	San Diego	176,000	100.0%	—	$59,400	$70,000	Q3 2011

Total / weighted average		176,000	100.0%	—	$59,400	$70,000

DEVELOPMENT POTENTIAL:

Market	Estimated Developable Square Feet
Boston	83,530
San Francisco	1,606,145
Maryland	674,000
San Diego	103,000
New York / New Jersey	823,540
Pennsylvania	102,722
Seattle	114,000

Total	3,506,937

(1)	Consists of amounts paid through period end and excludes any amounts accrued.
(2)	Excludes costs associated with speculative leasing.
(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS

JUNE 30, 2011

(Dollars in thousands)

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Leased Square Feet	Percent Leased		Market
							6/30/11	3/31/11
	McKellar Court
1	McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
	PREI
2	320 Bent Street	April 4, 2007	Lease Up	1	184,405	145,304	78.8%	78.8%	Boston
3	301 Binney Street	April 4, 2007	Lease Up	1	417,290	294,108	70.5%	65.6%	Boston
4	301 Binney Garage	April 4, 2007	Lease Up	1	503 Stalls	n/a	n/a	n/a	Boston
5	650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	—	—	—	Boston
6	350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	n/a	n/a	n/a	Boston
7	Kendall Crossing Apartments	April 4, 2007	Stabilized	1	37 Apts.	n/a	n/a	n/a	Boston

			McKellar Court (2)	PREI	Total
	Total assets		$14,710	$643,137	$657,847
	Total debt (3)		10,280	408,890	419,170
	Current annualized base rent		1,882	25,815	27,697
	BioMed’s net investment in
	unconsolidated partnerships		$12,440	$42,873	$55,313
	BioMed’s pro rata share of debt		—	81,778	81,778
	BioMed ownership percentage		22%	20%	20%

(1)	For a definition of Property Status, see page 34.
(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.
(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

JUNE 30, 2011

Weighted average remaining lease term is 8.2 years for the consolidated portfolio and 8.1 years for the total portfolio.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	18,799	0.2%	$361	0.1%	$19.20	$364	0.1%	$19.36
Third quarter 2011	164,039	1.7%	4,859	1.3%	29.62	4,859	1.1%	29.62
Fourth quarter 2011	13,956	0.1%	331	0.1%	23.72	331	0.1%	23.72

2011	177,995	1.8%	5,190	1.4%	29.16	5,190	1.2%	29.16
2012	491,365	5.0%	20,874	5.6%	42.48	21,413	4.9%	43.58
2013	640,921	6.5%	15,790	4.2%	24.64	16,861	3.8%	26.31
2014	787,483	7.9%	21,995	5.9%	27.93	23,315	5.3%	29.61
2015	368,723	3.7%	11,773	3.1%	31.93	12,839	2.9%	34.82
2016	1,401,086	14.1%	53,778	14.3%	38.38	58,997	13.4%	42.11
2017	127,351	1.3%	4,007	1.1%	31.46	4,751	1.1%	37.31
2018	1,164,197	11.7%	51,779	13.8%	44.48	57,936	13.2%	49.76
2019	290,589	2.9%	8,848	2.4%	30.45	9,662	2.2%	33.25
2020	400,771	4.0%	16,140	4.3%	40.27	14,522	3.3%	36.24
Thereafter	4,052,600	40.9%	164,628	43.8%	40.62	214,080	48.6%	52.83

Total / weighted average	9,921,880	100.0%	$375,163	100.0%	$37.81	$439,930	100.0%	$44.34

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

JUNE 30, 2011

	Leased Square Feet
Expiration	Boston	San Francisco	Maryland	San Diego	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	—	2,849	15,950	—	—	—	18,799
2011	3,000	—	104,743	46,823	9,567	9,360	4,502	—	177,995
2012	21,705	194,161	—	184,363	55,546	13,377	22,213	—	491,365
2013	12,972	194,554	—	235,566	136,609	48,326	3,962	8,932	640,921
2014	28,019	55,098	100,310	124,898	—	407,961	19,108	52,089	787,483
2015	28,061	80,736	—	208,681	—	34,753	—	16,492	368,723
2016	650,796	307,069	—	19,890	34,395	31,166	68,160	289,610	1,401,086
2017	—	—	51,181	30,776	45,394	—	—	—	127,351
2018	807,347	121,590	—	178,365	—	—	42,628	14,267	1,164,197
2019	23,115	61,757	168,817	—	—	—	36,900	—	290,589
2020	111,144	49,915	122,600	72,863	44,249	—	—	—	400,771
Thereafter	610,541	852,114	964,475	627,069	891,604	106,797	—	—	4,052,600

Total	2,296,700	1,916,994	1,512,126	1,732,143	1,233,314	651,740	197,473	381,390	9,921,880

10 LARGEST TENANTS

JUNE 30, 2011

BioMed’s properties were leased to 166 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
				(In thousands)
1	Human Genome Sciences, Inc.	924,970	9.3%	$43,611	$47.15	11.6%	June 2026
2	Vertex Pharmaceuticals Incorporated (2)	685,286	6.9%	33,588	49.01	9.0%	Multiple
3	Elan Pharmaceuticals, Inc. (3)	419,628	4.2%	26,452	63.04	7.1%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.7%	25,543	70.49	6.8%	July 2023
5	Regeneron Pharmaceuticals, Inc. (4)	552,163	5.6%	22,838	41.36	6.1%	Multiple
6	Sanofi (5)	418,003	4.2%	19,469	46.58	5.2%	Multiple
7	Ironwood Pharmaceuticals, Inc. (6)	193,986	2.0%	10,048	51.80	2.7%	February 2016
8	Merck & Co., Inc. (7)	214,946	2.2%	10,017	46.60	2.7%	Multiple
9	Children’s Hospital Corporation	150,215	1.5%	9,303	61.93	2.5%	May 2023
10	Janssen Biotech, Inc. (Johnson & Johnson) (8)	374,387	3.8%	8,743	23.35	2.3%	April 2014

	Total / weighted average (9)	4,295,948	43.4%	$209,612	$48.79	56.0%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	20,608 square feet expire June 2012, 81,204 square feet expire October 2013, 292,758 square feet expire January 2016, and 290,716 square feet expire May 2018.
(3)	5,198 square feet expire January 2012, 154,445 square feet expire January 2013, 55,098 square feet expire January 2015, 115,888 square feet expire April 2024, and 88,999 square feet expire February 2025.
(4)	6,568 square feet expire September 2011, and 545,595 square feet expire July 2024.
(5)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(6)	The Company owns 20% of the limited liability company that owns 301 Binney, at which this tenant leases 193,986 square feet.
(7)	The Company owns 20% of the limited liability company that owns 320 Bent, a property at which this tenant leases 145,304 square feet. This tenant also guarantees rent on 39,053 square feet leased at Landmark at Eastview and 30,589 square feet leased at Weston Parkway. 39,053 square feet expire July 2012, 30,589 square feet expire January 2014 and 145,304 square feet expire September 2016.
(8)	Formerly Centocor Ortho Biotech Inc.
(9)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

JUNE 30, 2011

(Dollars in thousands)

	Three Months Ended
	6/30/11	6/30/10	Percent Change
Total Same Property Portfolio (1)
Number of properties	71	71
Rentable square feet	10,159,148	10,159,148
Percent of total portfolio	82.8%	92.0%
Percent leased	82.8%	79.9%
Revenues:
Rental	$75,669	$76,842	(1.5%)
Tenant recoveries	26,080	23,990	8.7%

Total revenues	101,749	100,832	0.9%

Expenses:
Rental operations	20,826	19,014	9.5%
Real estate taxes	10,042	9,663	3.9%

Total expenses	30,868	28,677	7.6%

Same property net operating income (2)	$70,881	$72,155	(1.8%)

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(2,745)	(8,338)	(67.1%)

Same property net operating income - cash basis (2) (3)	$68,136	$63,817	6.8%

Rental revenue - cash basis (3)	$72,180	$68,203	5.8%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 33. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 14.
(3)	Represents rents on a “cash-on-cash” basis.

ACQUISITIONS

JUNE 30, 2011

Acquisitions since August 11, 2004:			Number of Properties	Rentable Square Feet (1)	Investment
					(In thousands)
2004 acquisitions			17	2,626,875	$533,434
2005 acquisitions			23	2,121,421	715,159
2006 acquisitions			16	3,099,826	1,309,600
2007 acquisitions (2)			14	1,102,822	653,800
2008 acquisitions			1	22,213	4,000
2009 acquisitions			—	—	—
2010 acquisitions			16	1,503,975	608,738
2011 acquisitions			3	265,243	40,530

Total acquisitions since August 11, 2004			90	10,742,375	$3,865,261

Acquisitions detail for 2011: Property	Market	Closing Date	Rentable Square Feet (1)	Investment	Percent Leased at Acquisition
				(In thousands)
First Quarter 2011
None
Second Quarter 2011
1701 / 1711 Research Blvd (3)	Maryland	May 9, 2011	104,743	$17,500	100.0%
450 Kendall Street (Kendall G) (4)	Boston	May 31, 2011	—	5,030	n/a
Ardsley Park (5)	New York /New Jersey	June 23, 2011	160,500	18,000	100.0%

Second quarter total			265,243	$40,530	100.0%

Total 2011 acquisitions			265,243	$40,530	100.0%

(1)	Rentable square feet at the time of acquisition.
(2)	Includes an investment of approximately $506.7 million in properties owned through the Company’s joint venture with PREI, of which the Company’s investment was $18.5 million.
(3)	1701 / 1711 Research Boulevard consists of a single building comprising 104,743 square feet of laboratory and office space and approximately 145,000 square feet of development potential.
(4)	Includes approximately 33,500 square feet of development potential.
(5)	The Ardsley Park acquisition is comprised of 160,500 square feet of laboratory and office space and approximately 500,000 square feet of future redevelopment and development potential. Concurrent with the acquisition, the company announced the signing of a new 15 year lease with Acorda Therapeutics, Inc. for approximately 138,200 square feet of laboratory and office space. Pursuant to the lease agreement, the company will proceed on an extensive renovation of the property over the next twelve months, bringing the estimated total investment in the property upon lease commencement to approximately $36.0 million.

LEASING ACTIVITY (1)

JUNE 30, 2011

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft
Leased Square Feet as of March 31, 2011	9,530,718
Acquisitions	127,075	$28.31
Expirations	(308,062)	21.06
Renewals, amendments, and extensions	102,413	25.03
New leases	469,736	19.00

Leased Square Feet as of June 30, 2011	9,921,880

Pre-leased Square Feet as of March 31, 2011	12,922
Pre-leased new leases	30,370	28.20

Pre-leased Square Feet as of June 30, 2011	43,292

Gross Leasing Activity - Second Quarter 2011	602,519	20.49

Net Absorption	264,087	$18.94

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.

TENANT IMPROVEMENTS AND LEASING COMMISSIONS

JUNE 30, 2011

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Renewals, Amendments, and Extensions (1)
Number of renewals	8	12	5	4	3
Square feet	102,413	230,780	167,310	141,310	33,468
Tenant improvement costs per square foot (2)	$2.42	$1.05	$3.07	$—	$29.88
Leasing commission costs per square foot (2)	5.52	1.73	5.06	6.36	3.33

Total tenant improvement and leasing commission costs psf	$7.94	$2.78	$8.13	$6.36	$33.21

New Leases (3)
Number of leases	12	15	8	10	9
Square feet	500,106	232,466	161,876	90,351	126,407
Tenant improvement costs per square foot (2)	$67.03	$23.62	$88.54	$43.06	$64.22
Leasing commission costs per square foot (2)	13.18	8.61	13.05	6.76	8.82

Total tenant improvement and leasing commission costs psf	$80.21	$32.23	$101.59	$49.82	$73.03

Total
Number of renewals/leases	20	27	13	14	12
Square feet	602,519	463,246	329,186	231,661	159,875
Tenant improvement costs per square foot (2)	$56.05	$12.37	$45.10	$16.79	$57.03
Leasing commission costs per square foot (2)	11.88	5.18	8.99	6.52	7.67

Total tenant improvement and leasing commission costs psf	$67.93	$17.55	$54.09	$23.31	$64.70

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Assumes all tenant improvements and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.
(3)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

JUNE 30, 2011

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

We present funds from operations, or FFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results.

FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate AFFO by adding to FFO: (a) amounts received pursuant to master lease agreements on certain properties, which are not included in rental income for GAAP purposes, (b) non-cash revenues and expenses, (c) recurring capital expenditures and tenant improvements, and (d) leasing commissions.

Our computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership and (b) dividends payable on our series A preferred stock. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

PROPERTY DEFINITIONS

JUNE 30, 2011

Property Status

Stabilized

Represents operating properties that are more than 90% leased

Lease up

Represents operating properties that are less than 90% leased

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter

Development

Represents properties that we are currently developing through ground up construction

Development Potential, or Land

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development